                              Filed Under Rule 424 (b)(3)
                              Registration Statement No.
333-18367

     SUPPLEMENT NO. 43 TO PROSPECTUS DATED January 3, 1997
               (AS SUPPLEMENTED January 10, 1997)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series 4

Due Nine Months or More From Date of Issue.
Issue Price: 100%
  (as a percent of principal amount)



Fixed Rate Notes
-------------------

Interest Rate Per Annum............................... 5.95%

Amount of Sale: $422,850,000.00      Maturity Date:  2/16/1999

Date of Sale: February 10, 1998         CUSIP Number:   00206HH31

Settlement Date:  February 13, 1998

Interest Payment Dates:  8/13/98 & 2/16/99

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)